Exhibit 99.1
ORBITAL ATK PROVIDES THIRD QUARTER 2016 BUSINESS AND FINANCIAL UPDATE

-- Company Updates GAAP Guidance and Reaffirms Adjusted Guidance for the Year --

-- New Orders and Option Exercises Top $2.0 Billion in the Quarter --

-- Filing of Third Quarter 10-Q Delayed Due to Ongoing Restatement Review --

Dulles, Virginia 8 November 2016 -- Orbital ATK, Inc. (NYSE: OA), a global leader in aerospace and defense technologies, today announced strong new order activity and solid operational results for the third quarter ended October 2, 2016. The company also updated its previously issued GAAP financial guidance and reaffirmed its previously issued adjusted guidance for 2016.

Due to the ongoing review related to the previously announced restatement, Orbital ATK announced on November 3, 2016 that it will delay the filing of its third quarter Quarterly Report on Form 10-Q and updated the status of the review. See “Restatement Update” below.

“From a new business and operational standpoint, Orbital ATK turned in a solid third quarter, highlighted by continued strong customer demand for our products and outstanding operational execution throughout the company,” said David W. Thompson, Orbital ATK’s President and Chief Executive Officer. “While we are not able to report financial results at this time, our overall performance for the first three quarters of the year has enabled us to reaffirm our adjusted annual guidance for 2016.”

Mr. Thompson continued, “The company’s new order and option activity in the third quarter exceeded $2.0 billion and, together with additional bookings in October, boosted year-to-date totals to over $7.5 billion. In addition, we remained committed to our capital deployment strategy by returning approximately $60 million in the third quarter and about $170 million so far this year to stockholders in share repurchases and dividends.”

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Orbital ATK, Inc. 45101 Warp Drive, Dulles, VA 20166 703-406-5000

Orbital ATK Provides Third Quarter 2016 Business and Financial Update

2016 Financial Guidance and Capital Deployment

The company updated its previously issued GAAP guidance and reaffirmed its previously issued adjusted guidance for the year, as summarized below:

2016 Guidance	GAAP Guidance	Adjustments	Adjusted Guidance
Revenues ($ millions)	$4,450 - $4,500	$0	$4,450 - $4,500
Operating Income Margin	10.75% - 11.25%	0.75%	11.5% - 12.0%
Free Cash Flow ($ millions)	N/A	N/A	$225 - $275
Diluted Earnings Per Share	$4.85 - $5.05	$0.45	$5.30 - $5.50

Orbital ATK currently expects an effective tax rate of 27% - 28% and interest expense of approximately $70 million for the year, which includes approximately $8 million due to non-cash interest related to certain charges required in purchase accounting. Pension funding is expected to be approximately $40 million and capital expenditures are projected to be about $200 million in 2016. Diluted weighted average shares outstanding are expected to be approximately 58 million on the basis of continued repurchase activity in 2016. The FAS/CAS favorable pension adjustment is expected to be about $80 million for the year. Adjustments to GAAP results include the impact of merger-related costs of about $28 million and costs related to the restatement of about $12 million (see reconciliation table for details).

Orbital ATK returned approximately $60 million to shareholders in the form of dividends and share buybacks in the third quarter, consisting of about $17 million in dividends and $44 million in common stock repurchases. The company has continued its repurchase activity with over $25 million of stock buy-backs in the fourth quarter to date. Year to date, it has returned approximately $170 million to shareholders in repurchases and dividends. In addition, the company’s Board of Directors recently increased the current repurchase authorization by an incremental $50 million through the end of the first quarter 2017.

New Business Summary

In the third quarter of 2016, Orbital ATK recorded approximately $1,715 million in new firm and option contract bookings. In addition, the company received approximately $315 million in option exercises under existing contracts. As of October 2, 2016, the company’s firm backlog was approximately $9.1 billion, and its total backlog (including options, indefinite quantity contracts and undefinitized orders), was approximately $15.2 billion.

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Orbital ATK Provides Third Quarter 2016 Business and Financial Update

Operational Highlights

Orbital ATK's strong operational execution led to the achievement of numerous milestones in the third quarter. Blake Larson, Orbital ATK’s Chief Operating Officer, said, “Across all three operating groups, program execution and operational results remained outstanding in the third quarter, with numerous successful space and defense missions completed and production programs hitting their milestones. Our engineering and technical teams’ focus on delivering reliable, affordable and innovative products for our commercial, civil and defense customers around the world was rewarded with another strong quarter of new orders.”

In the Flight Systems Group, the company successfully launched three short-range Coyote naval target missiles and supported a flight test of the U.S. Navy’s Trident D5 missile with strategic-class solid rocket motor propulsion. It also supported two Atlas V and one Delta IV rocket launches with propulsion systems and composite structures. Orbital ATK delivered its 100,000th composite part for the Airbus A350 commercial aircraft program in the quarter. Since the end of the third quarter, the company successfully launched an Antares rocket for the OA-5 Commercial Resupply Services (CRS) mission to the International Space Station for NASA.

In the Defense Systems Group, the company delivered approximately 25,000 tactical rocket motors, warheads and fuzes and produced about 370 million rounds of small-, medium- and large-caliber ammunition for domestic and international customers during the quarter. Orbital ATK also successfully completed several key development milestones and production ramp-ups on important military programs such as the Advanced Anti-Radiation Guided Missile (AARGM), Guided Multiple Launch Rocket System (GMLRS) and Precision Guidance Kit (PGK), and made good progress in its advanced ammunition growth initiative.

In the Space Systems Group, third quarter operations were highlighted by the launch of two Geosynchronous Space Situational Awareness Program (GSSAP) satellites for the U.S. Air Force, as well as two suborbital research rockets and four scientific research balloons for NASA. The company shipped the first 10 Iridium Next satellites to the launch site following the completion of assembly, integration and testing, and also achieved an important development milestone on the Joint Polar Satellite System-2 next-generation weather satellites being designed and built for NASA. In addition, Orbital ATK’s sixth Cygnus spacecraft successfully rendezvoused with and is currently berthed to the International Space Station following its October launch aboard the company’s Antares rocket.

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Orbital ATK Provides Third Quarter 2016 Business and Financial Update

Restatement Update

On November 3, 2016 the company filed a Form 8-K with the Securities and Exchange Commission (SEC) that provided an update on the restatement and announced that the previously issued financial statements for the fiscal years ended March 31, 2013 and 2014 and the fiscal quarters of those years should no longer be relied upon. Investors are referred to that document for information regarding the restatement.

Conference Call Information

Investors can listen to a live audio webcast of today’s 9:00 a.m. (EST) conference call with analysts that Orbital ATK will host by visiting the company’s website at OrbitalATK.com. For those who cannot listen to the live webcast, a telephone recording of the conference call will be available by dialing (855) 859-2056 and using the conference ID 53395841. The recording will be available until November 15, 2016. The company has posted the presentation slides that will be used in this morning’s call on its website.

Website and Social Media Disclosure

Orbital ATK communicates material financial information to its investors using press releases, SEC filings, its investor relations website, public conference calls and webcasts. From time to time, Orbital ATK communicates information regarding its business and operations, such as new contract awards and mission updates, via its social media channels such as Twitter and Facebook. It is possible that the information disclosed through our website or social media channels could be deemed to be material. Therefore, we encourage investors, media and others interested in Orbital ATK to follow the information we post on our website at www.orbitalatk.com/investors, on Twitter at https://twitter.com/OrbitalATK and on Facebook at https://facebook.com/OrbitalATK. We also encourage investors and others to sign up for email alerts at our investor relations page. These email alerts are intended to help investors and others monitor our investor relations website by notifying them when new information is posted on the site.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies. The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs approximately 12,000 people in

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Orbital ATK Provides Third Quarter 2016 Business and Financial Update

18 states across the United States and in several international locations. For more information, visit www.orbitalatk.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements include the company’s 2016 financial guidance, statements regarding materiality or significance, the quantitative effects of the restated and other financial statements including the estimated range or ranges of adjustments and time periods described herein, the timing of the filing of the company’s second and third quarter 2016 Form 10-Q and the amended Forms 10-K and 10-Q that will include the restated financial statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance, as well as the company’s expectations regarding materiality or significance and the restatement’s quantitative effects, to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: the ongoing internal review of accounting errors and other matters described above; the preliminary stage of such analysis; additional information arising or different conclusions being reached prior to the expected filings with the Securities and Exchange Commission (SEC); other subsequent events requiring the company to make additional adjustments, the inherent limitations in internal controls over financial reporting; potential increased costs or reputational harm associated with restating the company’s financial statements; the company’s ability to maintain and grow its relationship with its customers; reductions or changes in U.S. Government military or NASA spending, including impacts of sequestration under the Budget Control Act of 2011; changes in cost and revenue estimates and/or timing of programs and payments; the potential termination of U.S. Government contracts; failure to win or retain key contracts; costs of servicing debt, including cash requirements and interest rate fluctuations; the company’s capital deployment strategy, including share repurchases and dividend payments; actual tax rates; actual pension asset returns and assumptions regarding future returns, discount rates and service costs; supply, availability, and costs of raw materials and components, including commodity price fluctuations; performance of subcontractors and other third parties; development of key technologies; and the costs and ultimate outcome of contingencies, including litigation, government investigations and other legal proceedings, including those related to the restatement. Additional information concerning these and other factors can be found in Orbital ATK’s Form 10-K and other filings with the SEC. Orbital ATK undertakes no obligation to update any forward-looking statements, except as may be required by law.

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Orbital ATK Provides Third Quarter 2016 Business and Financial Update

Disclosure and Reconciliation of Non-GAAP Financial Measures

We define free cash flow as cash from operating activities less capital expenditures. Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

Adjusted measures are provided so investors can more easily compare current and prior period results of the combined companies. These adjusted results should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to view our non-GAAP measures with our GAAP financial results and not to rely on any single financial measure. The reconciliation of GAAP results to adjusted non-GAAP results is as follows:

2016 Guidance

Diluted
		Operating	Operating	Earnings
($ in millions, except per share data)	Revenue	Income	Margin	Per Share
GAAP	$4,450 - $4,500	$460 - $480	10.75% - 11.25%	$4.85 - $5.05
Adjustments(1)	$0	$40	0.75%	$0.45
As Adjusted	$4,450 - $4,500	$500 - $520	11.5% - 12.0%	$5.30 - $5.50

(1) Adjustments include the impact of merger-related costs of approximately $28 million and costs related to the restatement of approximately $12 million.

($ in millions)	2016 Guidance
Net Cash Provided By Operating Activities	$405 - $455
Capital Expenditures	(200)
Free Cash Flow	$205 - $255

Adjustments(2)	20
Adjusted Free Cash Flow	$225 - $275

(2) Adjustments include the impact of merger-related costs and costs related to the restatement.

Investor and Media Contact:
Barron Beneski (703) 406-5582
Orbital ATK, Inc.
Barron.Beneski@orbitalatk.com

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